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Raindance Reports First-Quarter 2005 Results

Louisville, Colo. — April 27, 2005 — Raindance Communications, Inc. (Nasdaq: RNDC) reported that in the three months ended March 31, 2005, it earned net income of $760,000, or $0.01 per diluted share, on revenue of $19.1 million, compared to a net loss of $705,000, or $0.01 per share, on revenue of $19.6 million in the comparable period a year ago.

First-quarter 2005 adjusted EBITDA* was $3.2 million compared to $2.5 million in the preceding quarter and $2.6 million in the first quarter of 2004. Cash flow from operations was $2.0 million compared to $1.9 million in the preceding quarter and $700,000 in the comparable period a year ago. Usage-based minutes were 209 million, the highest in the company’s history, compared to 176 million in the preceding quarter and 201 million in the comparable period of 2004. During the quarter, the company added 716 customers and reported a total customer base at quarter-end of 4,194.

Don Detampel, president and chief executive officer of Raindance, noted that a sequential increase of 400 basis points in gross margins, to 59% from 55% in the preceding quarter, was attributable primarily to increased operating and network efficiencies.

Detampel confirmed that Raindance Seminar Edition, the company’s newest product innovation, is on schedule to launch by mid-June. “The quality assurance process is largely complete,” said Detampel, “and Raindance Seminar Edition is exceeding our performance and functionality expectations. Not only will it nicely complement Raindance Meeting Edition, our flagship product tailored to small ad hoc workgroup meetings, but Raindance Seminar Edition, designed for much larger seminar events, is expected to further establish Raindance as a leader in web conferencing solutions.”

“We are pleased with our financial performance this quarter, and we believe the year is off to a solid start,” concluded Detampel. “In addition to seeking further growth in our audio conferencing business, our focus in the second quarter is to ensure the successful launch of Raindance Seminar Edition.”

At March 31, 2005, the company had $47.6 million in working capital, with cash, cash equivalents, and short-term investments totaling $45.9 million, compared to $43.4 million at the end of the prior quarter.

Guidance

The following information contains forward-looking statements regarding Raindance’s financial performance. These statements are based on current expectations and Raindance assumes no obligation to update any forward-looking information contained in this press release. For the second quarter of 2005, the company currently expects to report net income of $250,000 to $750,000 on revenues of $19.0 million to $19.5 million. Detampel noted that bottom-line expectations reflect an anticipated increase in marketing expenses ahead of the launch of Raindance Seminar Edition.

Conference Call
Management will discuss these and other results and provide 2005 second-quarter guidance during Raindance’s quarterly conference call today, April 27, beginning at 4:30 p.m. EDT. The public may access the call by visiting the Investor Center section of Raindance’s web site at www.raindance.com and clicking on the “Q1 05” financial results webcast icon, or by dialing 1-800-795-1259 and referencing the Raindance conference call. If you are unable to participate during the presentation, a replay will be available at www.raindance.com following the conclusion of the conference call.

* Explanation of adjusted EBITDA, a Non-GAAP Financial Measure
We report adjusted EBITDA (EBITDA excluding stock-based compensation expense), a financial measure that is not defined by Generally Accepted Accounting Principles. We believe that adjusted EBITDA is a useful performance metric for our investors and is a measure of operating performance and liquidity that is commonly reported and widely used by financial and industry analysts, investors and other interested parties because it eliminates significant non-cash charges to earnings. Additionally, sophisticated financial institutions and banks use adjusted EBITDA as a performance metric in their lending practices. For example, adjusted EBITDA is used to determine our compliance with a financial covenant in the company’s credit agreement. Adjusted EBITDA for the three months ended March 31, 2005 and 2004 have been reconciled with net income (loss) for such periods in the attached Condensed Statements of Operations. It is important to note that non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income (loss), cash flows, or other measures of financial performance prepared in accordance with GAAP.

About Raindance Communications
Raindance Communications, Inc. redefines the everyday meeting experience with the industry’s only integrated web, audio and multi-point desktop video conferencing platform. Raindance Meeting Edition replicates the ease and flow of in-person meetings by enabling remote meetings that are as natural as sitting around a conference room table. With Raindance Meeting Edition, users find it incredibly easy to start or join a meeting, to engage participants with one-click sharing of applications, and to control meeting flow with integrated audio and video participant tracking. Thousands of corporate customers currently use Raindance’s technology to more effectively communicate with colleagues, vendors, customers and partners around the world. For more information, please visit www.raindance.com or call 800.878.7326.

Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release contains plans, intentions, objectives, estimates and expectations that may constitute forward-looking statements. Forward-looking statements in this release include, but are not limited to: our expectations regarding future growth and financial performance; our estimates for revenue and net income in the second quarter of 2005; the impact of our new products on financial results; planned sales and marketing efforts and events; the timing of new product releases; and all additional statements that imply future demand for our services or positive operating results from the provision of these services. These statements are subject to risks and uncertainties that could cause future events to differ materially. These risks and uncertainties include, but are not limited to: risks with respect to our ability to properly forecast financial and operating results; changes in the economy and its effect on our business; changes in our marketplace and in communication services technology; competition from existing and new competitors; pricing pressure; our ability to retain existing customers; our ability to increase existing customer usage of our services; the timing and success of our marketing and sales efforts and product offerings; and our ability to timely and successfully deliver our services. We may not be able to effectively address these risks, and accordingly our financial performance and stock price may be adversely affected. A detailed description of additional factors that could cause actual results to differ materially from those contained in the forward-looking statements can be found in our filings with the Securities and Exchange Commission, including our Form 10-K filed on March 15, 2005. Copies of filings made with the SEC are available through the SEC’s electronic data gather analysis and retrieval system (EDGAR) at www.sec.gov. All forward-looking statements made in this press release are made as of the date hereof, and we assume no obligation to update the forward-looking statements included in this document.

Raindance, Raindance Communications, SwitchTower, OpenGo and our logo are trademarks or registered trademarks of Raindance Communications, Inc. All other company names and products may be trademarks of their respective companies.

RAINDANCE COMMUNICATIONS, INC.
BALANCE SHEETS

(IN THOUSANDS)
(unaudited)

	March 31, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$8,532	$10,458
Short-term investments	37,383	32,935
Accounts receivable, net	10,321	9,922
Prepaid expenses and other current assets	1,687	1,605

Total current assets	57,923	54,920

Property and equipment, net	16,301	17,807
Goodwill	45,587	45,587
Other assets	395	411

Total Assets	$120,206	$118,725

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,233	$7,447
Accrued expenses	2,673	2,619
Restructuring reserve	114	188
Current portion of deferred revenue	314	420

Total current liabilities	10,334	10,674

Deferred revenue, less current portion	34	45

Total Liabilities	10,368	10,719

Stockholders’ Equity:
Common stock	84	82
Additional paid-in capital	282,234	280,561
Deferred stock-based compensation	(1,563)	(960)
Accumulated deficit	(170,917)	(171,677)

Total Stockholders’ Equity	109,838	108,006

Total Liabilities and Stockholders’ Equity	$120,206	$118,725

RAINDANCE COMMUNICATIONS, INC.
STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three months ended
	March 31,

	2005	2004

Revenue	$19,065	$19,582
Cost of revenue	7,772	8,556

Gross profit	11,293	11,026

Operating expenses:
Sales and marketing	5,352	6,500
Research and development	2,863	2,726
General and administrative	2,264	1,909
Stock-based compensation expense	252	613

Total operating expenses	10,731	11,748

Income (loss) from operations	562	(722)

Other income (expense), net	198	17

Net income (loss)	$760	$(705)

Net income (loss) per share-
-Basic	$0.01	$(0.01)

-Diluted	$0.01	$(0.01)

Weighted average number of common shares outstanding-
-Basic	54,581	53,548

-Diluted	56,816	53,548

Reconciliation of net income (loss) to adjusted EBITDA:

Net income (loss)	$760	$(705)
Add: depreciation, amortization and other income (expense), net	2,231	2,730
Add: stock-based compensation expense	252	613

Adjusted EBITDA	$3,243	$2,638

RAINDANCE COMMUNICATIONS, INC.
STATEMENTS OF CASH FLOWS

(IN THOUSANDS)
(unaudited)

	Three months ended
	March 31,
	2005	2004
Cash flows from operating activities:
Net income (loss)	$760	$(705)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,430	2,747
Stock-based compensation	252	613
Other	27	17
Changes in operating assets and liabilities:
Accounts receivable	(399)	(1,847)
Prepaid expenses and other current assets	(253)	(73)
Other assets	(43)	80
Accounts payable and accrued expenses	(634)	(198)
Deferred revenue	(118)	84

Net cash provided by operating activities	2,022	718

Cash flows from investing activities:
Purchase of property and equipment	(350)	(613)
Proceeds from disposition of equipment	30	—
Purchase of investments	(19,510)	—
Proceeds from maturities of investments	15,062	—
Change in restricted cash	—	23

Net cash used by investing activities	(4,768)	(590)

Cash flows from financing activities:
Proceeds from issuance of common stock	820	753
Payments on debt	—	(328)

Net cash provided by financing activities	820	425

Increase (decrease) in cash and cash equivalents	(1,926)	553
Cash and cash equivalents at beginning of period	10,458	39,607

Cash and cash equivalents at end of period	$8,532	$40,160